Exhibit A
                                                                     Page 1 of 3

                               OHIO EDISON COMPANY
                     Consolidated Balance Sheet (Unaudited)
                             As of December 31, 2004
                     --------------------------------------
                                 (In Thousands)




Assets

Utility Plant:
    In service                                                     $  5,269,042
    Less--Accumulated provision for depreciation                      2,578,899
                                                                    -----------
                                                                      2,690,143
    Construction work in progress                                       145,934
                                                                    -----------
                                                                      2,836,077
                                                                    -----------

Investments:
    Investment in lease obligation bonds                                383,510
    Letter of credit collateralization                                  277,763
    Nuclear plant decommissioning trusts                                376,367
    Notes receivable from associated companies                          508,594
    Others                                                               59,102
                                                                    -----------
                                                                      1,605,336
                                                                    -----------

Current Assets:
    Cash and cash equivalents                                             1,883
    Receivables:
      Customers                                                         280,538
      Associated companies                                              436,991
      Other                                                              28,308
    Notes receivable from associated companies                          366,501
    Materials and supplies                                               79,813
    Prepayments and other                                                14,390
                                                                    -----------
                                                                      1,208,424
                                                                    -----------

Deferred Charges:
    Regulatory assets                                                 1,477,969
    Property taxes                                                       59,279
    Unamortized sale and leaseback costs                                 65,631
    Other                                                                64,214
                                                                    -----------
                                                                      1,667,093
                                                                    -----------

         Total Assets                                              $  7,316,930
                                                                    ===========

                                                                    Exhibit A
                                                                    Page 2 of 3

                               OHIO EDISON COMPANY
                     Consolidated Balance Sheet (Unaudited)
                             As of December 31, 2003
                    ----------------------------------------
                                 (In Thousands)




Liabilities and Capitalization
    Common stockholder's equity                                    $  2,582,970
    Preferred stock not subject to mandatory redemption                  60,965
    Preferred stock of consolidated subsidiary:
      Not subject to mandatory redemption                                39,105
    Long-term debt and other long-term obligations:
      Preferred stock of consolidated subsidiary
        subject to mandatory redemption                                  12,750
      Other                                                           1,167,039
                                                                    -----------
                                                                      3,862,829
                                                                    -----------

Current Liabilities:
    Currently payable long-term debt and preferred stock                466,589
    Short-term borrowings:
      Associated companies                                               11,334
      Other                                                             171,540
    Accounts payable:
      Associated companies                                              271,262
      Other                                                               7,979
    Accrued taxes                                                       560,345
    Accrued interest                                                     18,714
    Other                                                                58,680
                                                                    -----------
                                                                      1,566,443
                                                                    -----------

Deferred Credits:
    Accumulated deferred income taxes                                   867,691
    Accumulated deferred investment tax credits                          75,820
    Asset retirement obligation                                         317,702
    Retirement benefits                                                 331,829
    Other                                                               294,616
                                                                    -----------
                                                                      1,887,658
                                                                    -----------


         Total Liabilities and Capitalization                      $  7,316,930
                                                                    ===========

                                                                    Exhibit A
                                                                    Page 3 of 3

                               OHIO EDISON COMPANY
                  Consolidated Statement of Income (Unaudited)
                  For the Twelve Months Ended December 31, 2003
                  ---------------------------------------------
                                 (In Thousands)





Operating Revenues                                                  $ 2,925,832

Operating Expenses and Taxes:
     Fuel and purchased power                                           966,892
     Other operating expenses                                           798,035
     Provision for depreciation and amortization                        438,121
     General taxes                                                      170,078
     Income taxes                                                       216,979
                                                                     ----------
         Total operating expenses and taxes                           2,590,105
                                                                     ----------

Operating Income                                                        335,727

Other Income                                                             67,991

Income before Net Interest Charges                                      403,718

Net interest charges:
     Interest expense                                                   113,137
     Allowance from borrowed funds used during construction              (6,075)
     Subsidiaries' preferred stock dividends                              3,731
                                                                     ----------
       Net interest charges                                             110,793
                                                                     ----------

Income before Cumulative Effect of Accounting Change                    292,925

Cumulative effect of accounting change                                   31,720
                                                                     ----------

Net Income                                                              324,645

Preferred Stock Dividend Requirements                                     2,732
                                                                     ----------

Earnings on Common Stock                                            $   321,913
                                                                     ==========